UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2022

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 626-0830

N. A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Depositary Units (Representing Limited Partner Interests)	FUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2022, Lauri M. Shanahan and Debra Smithart-Oglesby, members of the Board of Directors (the “Board”) of Cedar Fair Management, Inc., the general partner of Cedar Fair, L.P. (the “Partnership”), resigned as members of the Board effective immediately. Ms. Shanahan served on the Nominating and Corporate Governance Committee of the Board. Each of Ms. Shanahan and Ms. Smithart-Oglesby advised the Partnership that their decision to resign from the Board was not the result of any disagreement with the Partnership on any matter relating to its operations, policies, or practices.

On that same date, the Board appointed Michelle Frymire and Jennifer Mason to fill the vacancies on the Board, effective October 1, 2022. Ms. Frymire and Ms. Mason will each serve as Class II directors and their terms will expire at the 2024 Annual Meeting of Limited Partner Unitholders.

Ms. Frymire will serve on the Audit Committee of the Board. There are no transactions between Ms. Frymire and the Partnership that would be reportable under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Frymire and any other person pursuant to which she was appointed as a director. Her compensation as a director will be provided on the same basis as provided to the Partnership’s other non-employee directors, as further described in the Partnership’s Proxy Statement dated April 7, 2022, at pages 70 and 71. Her compensation will be prorated to reflect the commencement date of her Board service. The Partnership will enter into an indemnification agreement with Ms. Frymire substantially in the same form as the Form of Indemnification Agreement, which was filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on November 1, 2011.

Ms. Mason will also serve on the Audit Committee of the Board. There are no transactions between Ms. Mason and the Partnership that would be reportable under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Mason and any other person pursuant to which she was appointed as a director. Her compensation as a director will be provided on the same basis as provided to the Partnership’s other non-employee directors, as further described in the Partnership’s Proxy Statement dated April 7, 2022, at pages 70 and 71. Her compensation will be prorated to reflect the commencement date of her respective Board service. The Partnership will enter into an indemnification agreement with Ms. Mason substantially in the same form as the Form of Indemnification Agreement, which was filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on November 1, 2011.

Item 7.01	Regulation FD Disclosure.

A copy of the news release announcing these changes is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit (99.1)	News Release of Cedar Fair L.P., dated October 3, 2022 (furnished herewith in relation to Item 7.01)

Exhibit (104)	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.

	By:	Cedar Fair Management, Inc., General Partner

Date: October 3, 2022	By:	/s/ Brian C. Witherow
Brian C. Witherow
Executive Vice President and Chief Financial Officer